Exhibit 99.1

Centex Corporation 2728 N. Harwood Dallas, Texas 75201-1516 P.O. Box 199000 Dallas, Texas 75219-9000
news release
For Immediate Release
For additional information, please contact:
Matthew G. Moyer, Vice President, Investor Relations
Eric S. Bruner, Director, Public Relations
214.981.5000
CENTEX REPORTS FOURTH QUARTER AND FISCAL YEAR RESULTS
DALLAS, April 30, 2008 — Centex Corporation (NYSE: CTX) today reported financial results for its fiscal fourth quarter and fiscal year ended March 31, 2008.
Highlights of the quarter ended March 31, 2008 (compared to last year’s fourth quarter):
• Sales (orders) decreased 15% (down 5% on a per neighborhood basis) to 6,693
• Loss from continuing operations of $7.34 per diluted share
• Reduced homebuilding SG&A expenses by 35% or $138 million
• Generated more than $775 million of homebuilding operating cash flow
• Completed previously announced 8,545 lot land sale for $161 million in proceeds
Highlights of fiscal year 2008 (compared to fiscal year 2007):
• Total revenues decreased 30% to $8.28 billion
• Loss from continuing operations of $21.71 per diluted share
• Home closings decreased 24% to 27,202
• Reduced inventory of unsold homes by 64% to 1,754 units
• Reduced total owned and controlled lot count by 45% to 88,369 lots
• Reduced homebuilding debt by almost $800 million
“In the most difficult housing market in decades, we accomplished a number of key goals: We lowered our debt, reduced our land position and generated strong operating cash flow,” said Tim Eller, chairman and CEO of Centex Corp. “We also accelerated home sales in front of impending foreclosures, significantly reduced our unsold inventory and completed a large land sale. We were disappointed with our lack of operating earnings, but believe these actions position us to continue to build an even stronger cash position and to restore operational profitability in the future. Notwithstanding the outlook for a weak housing market, we are committed to delivering quality homes for our customers and to building a better Centex.”
Corporate Results
Fiscal 2008’s fourth quarter revenues were $2.31 billion, 36% lower than the same quarter last year. The loss from continuing operations for the fourth quarter was $908 million, or a loss of $7.34 per diluted
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Centex reports fourth quarter and fiscal year results/p. 2 of 12 share, down from a loss of $23 million, or $0.19 per diluted share, in the previous year’s fiscal fourth quarter.
Fiscal year 2008’s revenues were $8.28 billion, 30% lower than the $11.89 billion recorded in fiscal year 2007. The loss from continuing operations for fiscal year 2008 was $2.66 billion, or a loss of $21.71 per diluted share. For fiscal year 2007, the loss from continuing operations was $9 million or a loss of $0.08 per diluted share.
Home Building
Fiscal 2008’s fourth quarter revenues were $2.25 billion, 36% lower than the same quarter last year as a result of a 33% decrease in closings to 7,100 homes and a 15% decrease in average sales price to $267,953. Partially offsetting the decrease in revenues from home closings was an 86% increase in land sale revenues to $343 million.
Home building reported an operating loss of $853 million for the quarter versus a loss of $13 million in last year’s fourth quarter. The operating loss includes $362 million of impairments and write offs as well as a $395 million loss related to the large land sale completed in the quarter.
Housing operating losses (housing revenues less housing cost of sales and SG&A) were $115 million, down from earnings of $190 million in the previous year. The decrease is a result of a 1,000 bps reduction in housing gross margin as well as a 43% decrease in housing revenues. The reduction in gross margin was a result of a 600 bps increase in discounts and sales incentives to 14.3% of revenues. Additionally, the gross margin was negatively impacted by the decision to reduce unsold inventory.
For fiscal year 2008, home building revenues were $7.97 billion, 30% lower than last year. The reduction in revenues was a result of a 24% decrease in closings to 27,202 homes and a 10% decrease in average sales price to $276,788. The reported homebuilding operating loss was $2.60 billion for the fiscal year versus earnings of $205 million last year. The reduction in operating earnings was primarily the result of $2.09 billion of impairments and write-offs recorded during the fiscal year.
Financial Services
Financial Services reported an operating loss of $39 million this quarter, down from earnings of $19 million in the fourth quarter of fiscal 2007, due principally to a $54 million provision for losses on its discontinued portfolio of mortgage loans. For fiscal year 2008, the operating loss was $138 million, down from earnings of $85 million last year, due principally to provisions for losses on its discontinued portfolio of mortgage loans.
Other
During the fiscal fourth quarter, the Company increased by $330 million a valuation allowance related to its deferred tax assets in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” The valuation allowance was reflected as a charge to income tax
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Centex reports fourth quarter and fiscal year results/p. 3 of 12 expense and a reduction of the Company’s deferred tax assets.
As previously announced and subsequent to the end of the fiscal year, the Company sold its pest defense operations, HomeTeam Pest Defense, to Rollins, Inc., for $135 million. The transaction closed and funded in April of this year and is reflected as discontinued operations in the fiscal 2008 financial statements.
Non-GAAP Financial Measures
Explanations of non-GAAP financial measures used in this press release and the accompanying attachments, and reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures, are given in the applicable attachments.
Centex senior management will host a conference call to discuss the fourth quarter and fiscal year 2008 financial results at 10 a.m. EDT (9 a.m. CDT) on Thursday, May 1. The live webcast may be accessed on the Investor Relations section of the Centex web site at http://ir.centex.com. An archive of the webcast and presentation will be available on the Investor Relations page under the “Presentations” link.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement, and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. These statements are not historical facts or guarantees of future performance, but instead represent only Centex’s belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. These risks and uncertainties are described in greater detail in Centex’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2007 (including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), as well as recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are on file with the SEC and may be obtained free of charge through the web site maintained by the SEC at http://www.sec.gov. The factors discussed in these reports include, but are not limited to, the effects of the current downturn in the homebuilding industry, including reductions in the value of our land portfolio and revisions to our business plans to address changing market conditions; changes in national or regional economic or business conditions, including employment levels and interest rates; competition; customer cancellations; shortages or price changes in raw materials or labor; the effects of recent disruptions in the mortgage finance industry, including tightening of credit and reduction in liquidity; the availability of adequate sources of financing to continue to implement our business strategy, particularly in view of write downs in asset values and tightening of credit available to the homebuilding industry; our ability to generate cash from sales of assets and other sources that supplement our existing capital resources; and other factors that could affect demand for our homes or mortgage loans, the profitability of our operations or our access to financing. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press
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Centex reports fourth quarter and fiscal year results/p. 4 of 12 release will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex’s expectations.
Note Attachments
(1) Revenues and Earnings by Lines of Business
(2) Condensed Consolidated Balance Sheet
(3) Home Building Revenues and Earnings
(4) Supplemental Home Building Data
(5) Supplemental Home Building Segment Data
(6) Supplemental Financial Services Data
(7) Supplemental Financial Data
(8) Reconciliation of Housing/Home Building Operating Earnings
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Attachment 1
Centex Corporation and Subsidiaries
Revenues and Earnings by Lines of Business
(Dollars in thousands, except per share data)

	Quarter Ended			Fiscal Year Ended
	March 31,			March 31,
	(unaudited)			(unaudited)
	2008	2007 (C)	Change	2008	2007 (C)	Change
Revenues
Home Building (A)	$2,245,226	$3,519,692	(36%)	$7,965,614	$11,414,827	(30%)
Financial Services	69,079	117,105	(41%)	309,948	468,001	(34%)
Other	—	229	(100%)	—	4,773	(100%)

Total	$2,314,305	$3,637,026	(36%)	$8,275,562	$11,887,601	(30%)

Operating Earnings (Loss)
Home Building (A)	$(853,381)	$(12,893)		$(2,603,118)	$205,353
Financial Services	(38,556)	18,783		(138,153)	84,530
Other	4,570	(44)		29,063	2,488

Total Operating Earnings (Loss)	(887,367)	5,846		(2,712,208)	292,371

Corporate General and Administrative Expenses (B)	(36,937)	(13,448)		(154,308)	(185,585)
Interest Expense	(8,642)	—		(8,642)	—

Earnings (Loss) from Continuing Operations Before Income Taxes	(932,946)	(7,602)		(2,875,158)	106,786

Income Tax (Provision) Benefit (D)	24,871	(15,052)		214,190	(116,263)

Loss from Continuing Operations	(908,075)	(22,654)		(2,660,968)	(9,477)

Earnings (Loss) from Discontinued Operations, net	(2,427)	221,509		3,486	277,843

Net Earnings (Loss)	$(910,502)	$198,855		$(2,657,482)	$268,366

Earnings (Loss) Per Share — Basic
Continuing Operations	$(7.34)	$(0.19)		$(21.71)	$(0.08)
Discontinued Operations	(0.02)	1.84		0.03	2.31

Earnings (Loss) Per Share — Basic	$(7.36)	$1.65		$(21.68)	$2.23

Earnings (Loss) Per Share — Diluted
Continuing Operations	$(7.34)	$(0.19)		$(21.71)	$(0.08)
Discontinued Operations	(0.02)	1.84		0.03	$2.31

Earnings (Loss) Per Share — Diluted	$(7.36)	$1.65		$(21.68)	$2.23

Average Shares Outstanding:
Basic	123,750,049	120,627,559		122,577,071	120,537,235
Diluted	123,750,049	120,627,559		122,577,071	120,537,235

(A)	See Attachment 3 for detailed home building segment revenues and earnings.

(B)	In connection with the change in the Company’s reporting segments at March 31, 2007, home building corporate general and administrative expenses have been reclassified to Corporate General and Administrative Expenses consistent with the structure of the internal organization. Prior periods have been conformed to the current year presentation.

(C)	Prior periods have been conformed to the current year presentation.

(D)	Current periods include, respectively, $330 and $830 million valuation allowances related to the deferred tax assets.

Attachment 2
Centex Corporation and Subsidiaries
Condensed Consolidated Balance Sheet
(Dollars in millions)
(unaudited)

	March 31,	March 31,
	2008	2007
Assets
Cash -
Unrestricted	$587	$883
Restricted	51	147
Receivables -
Residential Mortgage Loans Held for Sale, net	516	1,710
Other Receivables	824	197
Inventories -
Homebuilding	5,187	8,633
Land Held Under Option Agreements not Owned	148	282
Other	27	33
Investments	207	282
Property and Equipment, net	78	135
Goodwill	52	130
Deferred Tax Asset, Deferred Charges and Other Assets	363	669
Assets of Discontinued Operations	97	99

	$8,137	$13,200

Liabilities and Stockholders’ Equity
Accounts Payable and Accrued Liabilities	$2,064	$2,321
Debt -
Non-Financial Services	3,325	3,902
Financial Services	337	1,663
Liabilities of Discontinued Operations	34	25
Minority Interests	78	177
Stockholders’ Equity (A)	2,299	5,112

	$8,137	$13,200

(A)	Effective April 1, 2007, the Company adopted Financial Accounting Standards FIN 48, “Accounting for Uncertainty in Income Taxes.” The change in accounting for income taxes reduced retained earnings by $208 and stockholders’ equity by $213.

Attachment 3
Centex Corporation and Subsidiaries
Home Building Revenues and Earnings
(Dollars in thousands)

		Quarter Ended			Fiscal Year Ended
		March 31,			March 31,
		(unaudited)			(unaudited)
	2008	2007	Change	2008	2007	Change
Home Building Revenues
East	$447,909	$620,397	(28%)	$1,673,236	$2,255,702	(26%)
Southeast	259,387	565,338	(54%)	940,121	1,686,003	(44%)
Central	172,925	229,166	(25%)	764,309	1,048,883	(27%)
Texas	260,734	365,830	(29%)	977,063	1,154,702	(15%)
Northwest	508,347	572,566	(11%)	1,672,957	2,121,669	(21%)
Southwest	486,536	986,294	(51%)	1,695,140	2,730,392	(38%)
Other Home Building	109,388	180,101	(39%)	242,788	417,476	(42%)

Total Home Building	$2,245,226	$3,519,692	(36%)	$7,965,614	$11,414,827	(30%)

Home Building Operating Earnings (Loss) (A)
East	$(68,610)	$24,517		$(81,440)	$151,821
Southeast	(129,062)	15,565		(422,428)	108,902
Central	(37,799)	(36,112)		(136,144)	(54,231)
Texas	(10,931)	26,719		32,256	93,209
Northwest	(168,324)	43,578		(595,784)	112,824
Southwest	(381,432)	(43,912)		(1,163,622)	(179,995)
Other Home Building	(57,223)	(43,248)		(235,956)	(27,177)

Total Home Building	$(853,381)	$(12,893)		$(2,603,118)	$205,353

(A)	Operating Earnings above exclude home building corporate general and administrative expenses which have been reclassified to Corporate General and Administrative Expenses in connection with the change in the Company’s reporting segments at March 31, 2007. Further information regarding the home building reporting segments shown above may be found in Part 1, Item 1 (Business) of Centex’s Form 10-K for the fiscal year ended March 31, 2007. Prior periods have been conformed to the current year presentation.

Attachment 4
Centex Corporation and Subsidiaries
Supplemental Home Building Data
(Dollars in thousands, except per unit data)
(unaudited)
MARGIN DATA

	Quarter Ended March 31,				Fiscal Year Ended March 31,
	2008		2007		2008		2007
Revenues — Housing	$1,902,464	100.0%	$3,334,989	100.0%	$7,529,191	100.0%	$11,014,975	100.0%
Cost of Sales — Housing	(1,755,980)	(92.3%)	(2,745,162)	(82.3%)	(6,543,086)	(86.9%)	(8,599,465)	(78.1%)

Gross Margin — Housing	146,484	7.7%	589,827	17.7%	986,105	13.1%	2,415,510	21.9%

Revenues — Land Sales & Other	342,762		184,703		436,423		399,852
Cost of Sales — Land Sales & Other	(1,062,093)		(381,850)		(2,721,219)		(1,044,455)

Gross Margin — Land Sales & Other	(719,331)		(197,147)		(2,284,796)		(644,603)

Total Gross Margin	(572,847)	(25.5%)	392,680	11.2%	(1,298,691)	(16.3%)	1,770,907	15.5%

Selling, General & Administrative (A)	(261,430)	(11.6%)	(399,496)	(11.4%)	(1,111,641)	(14.0%)	(1,523,001)	(13.3%)

Goodwill Impairment	(16,914)	(0.8%)	—	—%	(78,236)	(1.0%)	—	—%

Losses from Unconsolidated Entities and Other (B)	(2,190)	(0.1%)	(6,077)	(0.2%)	(114,550)	(1.4%)	(42,553)	(0.4%)

Operating Earnings (Loss)	$(853,381)	(38.0%)	$(12,893)	(0.4%)	$(2,603,118)	(32.7%)	$205,353	1.8%

Units Closed	7,100		10,582		27,202		35,785
Average Unit Sales Price	$267,953		$315,157		$276,788		$307,810
% Change	(15.0%)		(0.1%)		(10.1%)		1.3%
Average Neighborhoods	622		694		646		687
% Change	(10.4%)		7.4%		(6.0%)		9.7%

(A)	Selling, General & Administrative expenses above are those associated with field operations. As noted on Attachments 1 and 3, home building corporate general and administrative expenses have been reclassified to Corporate General and Administrative Expense and are no longer included in the calculation of home building operating earnings. Prior periods have been conformed to the current year presentation.

(B)	Includes losses from unconsolidated entities of $3,569, $14,197, $128,902 and $73,782, respectively.
IMPAIRMENTS AND WRITE-OFFS

	Quarter Ended March 31,		Fiscal Year Ended March 31,
	2008	2007	2008	2007
Impairment Charges	$300,001	$88,524	$1,792,429	$323,913
Write-offs of Land Deposits and Pre-Acquisition Costs	32,871	96,211	120,425	359,999
Goodwill Impairment	16,914	—	78,236	—
Share of Joint Venture Impairments	12,013	17,655	100,525	124,524

Total Impairments and Write-offs	$361,799	$202,390	$2,091,615	$808,436

LOT POSITION

	As of March 31,
	2008	2007	Change
Lot Owned and Controlled:

Lots Owned	70,222	98,311	(29%)

Lots Controlled	18,147	61,709	(71%)

Total	88,369	160,020	(45%)

Attachment 5
Centex Corporation and Subsidiaries
Supplemental Home Building Data
Housing Activity by Geographic Area
(Unaudited)

	Closings (Units)
	Quarter Ended March 31,			Fiscal Year Ended March 31,
	2008 (A)	2007	Change	2008 (A)	2007	Change
East	1,444	1,738	(17%)	5,345	6,720	(20%)
Southeast	916	1,732	(47%)	3,417	5,374	(36%)
Central	839	1,067	(21%)	3,718	4,789	(22%)
Texas	1,527	2,265	(33%)	5,772	7,083	(19%)
Northwest	1,086	1,318	(18%)	4,062	4,709	(14%)
Southwest	1,253	2,098	(40%)	4,537	6,209	(27%)
Other Home Building	35	364	(90%)	351	901	(61%)

	7,100	10,582	(33%)	27,202	35,785	(24%)

	Housing Revenues (Dollars in thousands)
	Quarter Ended March 31,			Fiscal Year Ended March 31,
	2008	2007	Change	2008	2007	Change
East	$422,894	$548,167	(23%)	$1,620,614	$2,179,199	(26%)
Southeast	216,412	539,541	(60%)	880,649	1,612,766	(45%)
Central	162,934	227,180	(28%)	749,670	1,037,953	(28%)
Texas	251,992	362,762	(31%)	960,608	1,124,603	(15%)
Northwest	455,716	569,281	(20%)	1,616,480	2,091,330	(23%)
Southwest	376,760	932,331	(60%)	1,576,951	2,634,623	(40%)
Other Home Building	15,756	155,727	(90%)	124,219	334,501	(63%)

	$1,902,464	$3,334,989	(43%)	$7,529,191	$11,014,975	(32%)

	Sales (Orders) Backlog			Sales (Orders) Backlog
	(Units)			(Dollars in thousands)
	As of March 31,			As of March 31,
	2008	2007	Change	2008	2007	Change
East	1,290	1,848	(30%)	$389,701	$611,057	(36%)
Southeast	1,336	1,519	(12%)	361,264	462,376	(22%)
Central	1,022	1,744	(41%)	200,469	362,434	(45%)
Texas	1,661	2,020	(18%)	273,918	325,794	(16%)
Northwest	1,344	1,805	(26%)	498,482	775,588	(36%)
Southwest	1,090	1,503	(27%)	290,629	556,913	(48%)
Other Home Building	3	212	(99%)	1,341	81,797	(98%)

	7,746	10,651	(27%)	$2,015,804	$3,175,959	(37%)

	Sales (Orders) (Units)
	Quarter Ended March 31,			Fiscal Year Ended March 31,
	2008	2007	Change	2008	2007	Change
East	1,454	1,520	(4%)	4,787	5,495	(13%)
Southeast	1,055	1,006	5%	3,234	3,425	(6%)
Central	743	1,122	(34%)	3,310	4,271	(23%)
Texas	1,503	1,810	(17%)	5,413	6,914	(22%)
Northwest	1,052	1,138	(8%)	3,629	4,300	(16%)
Southwest	872	1,247	(30%)	4,124	4,539	(9%)
Other Home Building	14	(11)	227%	160	105	52%

	6,693	7,832	(15%)	24,657	29,049	(15%)

(A)	Closings do not include those units sold in bulk sale transaction.

Attachment 6
Centex Corporation and Subsidiaries
Supplemental Financial Services Data
(Unaudited)
CTX Mortgage Company

	Quarter Ended March 31,			Fiscal Year Ended March 31,
	2008	2007	Change	2008	2007	Change
Originations
Builder	5,454	8,254	(34%)	20,431	27,141	(25%)

Retail	5,631	6,770	(17%)	24,729	30,638	(19%)

Total	11,085	15,024	(26%)	45,160	57,779	(22%)

Loan Volume (in billions)	$2.35	$3.69	(36%)	$9.99	$13.83	(28%)

Average Loan Size	$212,100	$245,500	(14%)	$221,200	$239,300	(8%)

Attachment 7
Centex Corporation and Subsidiaries
Supplemental Financial Data — Debt-to-Capitalization Ratio
(Dollars in millions)
(Unaudited)

	As of March 31, 2008	As of March 31, 2007	As of March 31, 2006
Consolidated Debt/Capitalization (A)
Debt	$3,662	$5,565	$6,055
Minority Interests	78	177	531
Less Minority Interests on Lot Options (C)	(75)	(153)	(492)
Stockholders’ Equity	2,299	5,112	5,012

Capitalization	5,964	10,701	11,106
Less Unrestricted Cash	(587)	(883)	(43)

Net Capitalization	$5,377	$9,818	$11,063

Consolidated Debt-to-Capitalization Ratio	61.4%	52.0%	54.5%

Consolidated Net Debt-to-Capitalization Ratio (D)	57.2%	47.7%	54.3%

Debt/Capitalization, Excluding Financial Services (B)
Debt	$3,325	$3,902	$3,978
Minority Interests	77	176	530
Less Minority Interests on Lot Options (C)	(75)	(153)	(492)
Stockholders’ Equity	2,299	5,112	5,012

Capitalization	5,626	9,037	9,028
Less Unrestricted Cash	(563)	(870)	(33)

Net Capitalization	$5,063	$8,167	$8,995

Debt-to-Capitalization Ratio	59.1%	43.2%	44.1%

Net Debt-to-Capitalization Ratio (D)	54.6%	37.1%	43.9%

(A)	Consolidated capitalization includes debt, minority interest (excluding lot options), and stockholders’ equity, including Financial Services.

(B)	Capitalization includes debt, minority interest (excluding lot options), and stockholders’ equity. Capitalization presented above reflects Financial Services on an equity basis and does not include debt or minority interests attributable to Financial Services.

(C)	Pursuant to the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 46, “Consolidation of Variable Interest Entities,” as revised (“FIN 46”), the Company consolidates certain lot option agreements and records the deposit and remaining purchase price related to these options as land held under option agreements not owned with a corresponding increase in minority interests. These minority interests are excluded from the debt-to-capitalization ratio as the Company is not obligated to purchase the properties and pay these amounts.

(D)	Net debt-to-capitalization ratios are provided reflecting net capitalization, including net debt (debt less unrestricted cash), minority interest (excluding lot options), and stockholders’ equity. We believe this ratio reflects the debt/capitalization structure in a more inclusive manner as unrestricted cash could be applied to reduce debt at quarter end.
Debt-to-capitalization is a common financial ratio used in the homebuilding industry to evaluate debt capacity and leverage.

Attachment 8
Centex Corporation and Subsidiaries
Reconciliation of Housing/Home Building Operating Earnings
(Dollars in thousands)
(unaudited)

	Quarter Ended March 31,				Fiscal Year Ended March 31,
	2008		2007		2008		2007
HOME BUILDING
Revenues — Housing	$1,902,464	100.0%	$3,334,989	100.0%	$7,529,191	100.0%	$11,014,975	100.0%
Cost of Sales — Housing	(1,755,980)	(92.3%)	(2,745,162)	(82.3%)	(6,543,086)	(86.9%)	(8,599,465)	(78.1%)

Gross Margin — Housing	146,484	7.7%	589,827	17.7%	986,105	13.1%	2,415,510	21.9%

Selling, General & Administrative	(261,430)	(13.7%)	(399,496)	(12.0%)	(1,111,641)	(14.8%)	(1,523,001)	(13.8%)

Housing Operating Earnings (Loss) (A)	(114,946)	(6.0%)	190,331	5.7%	(125,536)	(1.7%)	892,509	8.1%

Revenues — Land Sales & Other	342,762		184,703		436,423		399,852
Cost of Sales — Land Sales & Other	(1,062,093)		(381,850)		(2,721,219)		(1,044,455)

Gross Margin — Land Sales & Other	(719,331)		(197,147)		(2,284,796)		(644,603)

Goodwill Impairment	(16,914)		—		(78,236)		—

Losses from Unconsolidated Entities and Other	(2,190)		(6,077)		(114,550)		(42,553)

Operating Earnings (Loss)	$(853,381)	(38.0%)	$(12,893)	(0.4%)	$(2,603,118)	(32.7%)	$205,353	1.8%

(A)	Housing Operating Earnings is defined as housing revenues less housing cost of sales less selling, general & administrative expenses. Housing Operating Margin is defined as housing operating earnings divided by total housing revenues.